Exhibit 10.1

THIRD AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Third Amendment to Construction Loan Agreement is dated as of the 23rd day of April, 2004, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, BANK and BORROWER executed a Construction Loan Agreement dated as of September 25, 2000 (the Construction Loan Agreement, together with all amendments thereto is herein called the “AGREEMENT”);

WHEREAS, BORROWER has requested, and BANK has agreed to make available to BORROWER, a $3,000,000.00 revolving credit line (“REVOLVING LOAN”);

WHEREAS, BORROWER and BANK agree the REVOLVING LOAN is hereby included in the definition of OBLIGATIONS and is subject to all terms and conditions of the AGREEMENT;

WHEREAS, BORROWER and BANK acknowledge BORROWER has satisfied all requirements of CONSTRUCTION LOAN, by funding three term notes, TERM NOTE 2, TERM NOTE 4, and TERM NOTE 5.  The existing balance of TERM NOTE 2 is $11,714,399.77.  The existing balance of TERM NOTE 4 is $2,252,136.63.  The existing commitment on TERM NOTE 5 is $5,000,000.00; and

WHEREAS, the parties desire to further amend the AGREEMENT.

Now, therefore, for valuable consideration, receipt and adequacy of which is acknowledged, the parties agree as follows:

1.             All capitalized terms herein that are not otherwise defined shall have the meanings assigned to them in the AGREEMENT. Any requirements, covenants and obligations of BORROWER pursuant to the AGREEMENT with regard to the CONSTRUCTION LOAN also apply to the TERM NOTES and REVOLVING LOAN;

2.             Effective immediately, Section 1.16 of the LOAN AGREEMENT is hereby amended to read:

1.16         “LOAN TERMINATION DATE” means the earliest to occur of the following:  (i) as to TERM NOTE 2, TERM NOTE 4, and TERM NOTE 5, September 1, 2011; as to the REVOLVING NOTE, April 22, 2005; (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and

(b) indefeasible payment in full of the OBLIGATIONS.

3.             Effective immediately, additional paragraphs shall be added to the AGREEMENT, following existing paragraph 1.28, which additional paragraphs shall read:

1.29         “REVOLVING NOTE” means that promissory note of BORROWER to BANK evidencing the revolving credit facility described in Section 2.7 of this AGREEMENT, its renewals, modifications and extensions.

1.30         “BORROWING BASE” means the lesser of:

A.            $3,000,000.00, less the amount of any Letters of Credit issued and outstanding on BORROWER’s account, or

B.            The aggregate of (i) 75% of BORROWER’s Inventory of corn or milo, at current value on the date reported, plus (ii) 75% of BORROWER’s Finished Goods - Distiller’s Grains Inventory, at current value on the date reported, plus (iii) 75% of BORROWER’s Finished Goods-Ethanol Inventory, valued at the lower of cost or market on the date reported, plus (iv) 75% of the amount of BORROWER’s Ethanol or Distiller’s Grains Accounts aged thirty days or less, and (v) 75% of the amount of BORROWER’s current State or Federal Incentives Accounts Receivable aged less than 120 days, excluding any Accounts reasonably deemed ineligible by BANK.

4.             Effective immediately, Section 2 of the AGREEMENT is hereby replaced in its entirety as follows:

SECTION 2 Amount and Terms of the LOANS.

2.1           TERM NOTES.  The BORROWER has previously delivered to BANK three term promissory notes, referred to herein as TERM NOTE 2, TERM NOTE 4, and TERM NOTE 5 (collectively called “TERM NOTES”).  Principal and interest shall be payable according to the repayment schedule and interest rate accrual as described in the TERM NOTES attached hereto, as Exhibits 3-A, 3-B, and 3-C, respectively. The balance of each TERM NOTE will be due and payable on LOAN TERMINATION DATE.

2.2           REVOLVING LOAN.  BANK agrees to lend $3,000,000.00 to BORROWER pursuant to this facility.  BANK will credit proceeds of this revolving loan (“REVOLVING LOAN”) to BORROWER’s deposit account with the BANK, bearing number 22673981.

2.7.1        Subject to the terms hereof, the BANK will lend the BORROWER, from time to time until the LOAN TERMINATION DATE such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding,

$3,000,000.00 (the “LOAN COMMITMENT”).  The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the LOAN COMMITMENT or any lesser sum which is $10,000.00 or an integral multiple thereof.  It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay BANK sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.

2.3           THE REVOLVING NOTE.  The LOAN COMMITMENT shall be evidenced by a REVOLVING NOTE, in the form attached hereto as Exhibit 3-D.  Principal and interest shall be payable according to the repayment schedule and interest rate accrual as described in the REVOLVING NOTE.  The balance will be due and payable on LOAN TERMINATION DATE.

2.4           Payments.  All principal, interest and fees due under this AGREEMENT, the REVOLVING NOTE, the TERM NOTES and the LOAN DOCUMENTS shall be paid in immediately available funds and no later than the payment due date set forth in the monthly statement mailed to the BORROWER by the BANK.  Should a payment come due on a day other than a BANKING DAY, then the payment shall be made no later than the next BANKING DAY and interest shall continue to accrue during the extended period.

2.5           Fees.  BORROWER agrees to pay BANK unused commitment fees equal to 37.5 basis points of the average unused portion of the REVOLVING LOAN and of TERM NOTE 5, each fee payable quarterly in arrears.  BORROWER agrees to pay BANK a placement fee of $5,000.00 at the time REVOLVING LOAN is executed.

2.6           Incentive Pricing.  The interest rates applicable to the TERM NOTE 4, TERM NOTE 5 and the REVOLVING LOAN are subject to adjustment as set forth in the NOTES.

5.             Effective immediately, Paragraph 6.1.2 of the AGREEMENT is hereby amended to read:

6.1.2        The BORROWER will furnish to the BANK within thirty-(30) days after the end of each calendar month, consolidated financial statements of the BORROWER for such period and year to date all in reasonable detail, except for the absence of financial footnotes.  Such financial statements shall be accompanied by a calculation of BORROWER’s compliance with covenants contained in Section 6.2 of this AGREEMENT, certified by a manager of BORROWER.

6.             Effective immediately, Paragraph 6.1.3 of the AGREEMENT is hereby amended to read:

6.1.3        For each full calendar quarter, BORROWER will deliver to BANK, within thirty-(30) days of each calendar quarter end, a certificate in a form reasonably acceptable to

BANK that has been signed by an officer or manager of BORROWER, which: 1) certifies that the statements required by section 6.1.1 and 6.1.2 have been accurately prepared in accordance with GAAP applied consistently (except for the absence of financial footnotes to the statements furnished under Section 6.1.2); 2) certifies that the officer or manager has no knowledge of any EVENT OF DEFAULT under this AGREEMENT or the LOAN DOCUMENTS, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT or the LOAN DOCUMENTS.

7.             Effective immediately, the following shall be added as Section 6.1.8 to the AGREEMENT,:

6.1.8        BORROWER shall provide monthly borrowing base certificates in a form reasonably acceptable to BANK, calculating advance rates under the REVOLVING LOAN pursuant to the BORROWING BASE.

8.             Effective immediately, paragraph 6.2.1 of the AGREEMENT is hereby amended to read:

6.2.1   The BORROWER shall maintain a DEBT SERVICES COVERAGE RATIO, measured on a trailing four quarters basis at the end of each full calendar quarter, of no less than 1.25 : 1.0, for all periods following COMPLETION DATE.   For purposes of this covenant, to determine such ratio, OPERATING CASH FLOW shall be compared to DEBT SERVICE.

9.             The BANK’s address as stated in Section 8.7 is hereby amended to read, effective immediately:

If to the BANK:	First National Bank of Omaha
1620 Dodge St., STOP 1050
Omaha, NE 68197
Attention: Brian Thome

10.           BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5.1. of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

11.           Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers or managers thereunto duly authorized, as of the date first above written.

Dakota Ethanol, L.L.C.		First National Bank of Omaha

By:	/s/ Doug Van Duyn	By:	/s/ Omer Sagheer
	Doug Van Duyn		Omer Sagheer, Commercial Loan Officer
Chairman of the Board of Governors

NOTARY ACKNOWLEDGMENT
STATE OF SOUTH DAKOTA
) ss.
COUNTY OF LAKE

On this 23rd day of April 2004, before me, the undersigned, a Notary Public, personally appeared Doug Van Duyn, the Chairman of the Board of Governors of Dakota Ethanol, L.L.C., who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the company.

/s/ Alan May
Notary Public

Exhibits –
Revolving Promissory Note
TERM NOTE 2
TERM NOTE 4
TERM NOTE 5

Exhibit 3-D

REVOLVING PROMISSORY NOTE

Omaha, Nebraska	$3,000,000.00
Note Date: April 23, 2004	Maturity Date: April 22, 2005

On or before April 22, 2005, Dakota Ethanol, L.L.C., a South Dakota limited liability company (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Three Million and no hundredths Dollars ($3,000,000.00) or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the Construction Loan Agreement executed by the BANK and BORROWER dated as of September 25, 2000, as it may, from time to time, be amended.

Interest on the principal amount outstanding shall accrue from time to time at a rate (the “RATE”) equal to fifty (50) basis points higher than the BASE RATE in effect from time to time until maturity, and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise.  Provided, however, at no time shall the RATE be less than five (5%) percent per annum.  For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its “National Base Rate”. Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.  Interest on the REVOLVING LOAN shall be payable quarterly.

INCENTIVE PRICING.  The interest rate applicable to this promissory note is subject to reduction In the event that BORROWER maintains, as measured quarterly, the following ratios, the interest rates will be reduced accordingly, for the subsequent quarter:

If the Ratio of INDEBTEDNESS to NET WORTH is:	Interest rate will be:

Equal to or greater than 1.01 : 1.00	BASE RATE plus 50 basis points
Greater than .75 : 1.00, but less than 1.01 : 1.00	BASE RATE plus 25 basis points
Less than or equal to .75 : 1.00	BASE RATE plus 0 basis points

This note is executed pursuant to a Construction Loan Agreement dated as of September 25, 2000, between BANK and BORROWER (the “AGREEMENT”) as it may be amended from time to time.  The AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER’s performance. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.

As provided in the AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable,

and BANK shall also have such other remedies as are described in the AGREEMENT and are provided by law. All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

Executed as of the 23rd day of April, 2004.

Dakota Ethanol, L.L.C.

By:	/s/ Doug Van Duyn
Doug Van Duyn, Chairman of the Board of Governors

NOTARY ACKNOWLEDGMENT
STATE OF SOUTH DAKOTA		)
) ss.
COUNTY OF LAKE		)

On this 23rd day of April 2004, before me, the undersigned, a Notary Public, personally appeared Doug Van Duyn, the Chairman of the Board of Governors of Dakota Ethanol, L.L.C., who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the company.

/s/ Alan May
Notary Public